                                  EXHIBIT 99.6

                                     Form of
                        MEDICUS SYSTEMS CORPORATION, INC.

                   (1989/1991/1993/1993 PERFORMANCE, AND 1994)
               STOCK OPTION AND RESTRICTED STOCK PLAN, AS AMENDED
                               ____________, 199_


        The purpose of this Stock Option Plan (the "Plan") is to benefit Medicus Systems Corporation, Inc. (the "Company") and its subsidiaries through the maintenance and development of management by offering certain present and future executive and key personnel a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its subsidiaries. Options granted under this Plan are intended not to qualify as "Incentive Stock Options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan shall be construed so as to carry out that intention.

        1. Administration. The Plan shall be administered by a committee (the "Committee") of the Board of Directors composed of no fewer than two "disinterested" "outside" directors designated by the Board of Directors. For purposes of this Plan, (a) "disinterested" has the meaning under the tests for "disinterested administration" of the Plan under the rules and regulations adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 and (b) "outside" has the meaning under the tests for "outside director" under the Regulations adopted by the Internal Revenue Service relating to Section 162(m) of the Code, or any successor provision, including all of the transition rules thereunder. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee. This Plan is intended to qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934 and stock options issued under the Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code and the Plan shall be interpreted in such a way as to result in such qualification.

        Subject to the provisions of the Plan, the Committee shall have full and final authority, in its absolute discretion, (a) to determine the persons to be granted options under the Plan, (b) to determine the number of shares subject to each option, (c) to determine the time or times at which options will be granted, (d) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 4 of the Plan, (e) to determine the time or times when each option becomes exercisable and the duration of the exercise period, (f) to prescribe the form or forms of the agreements evidencing any options granted under the Plan (which forms shall be consistent with the Plan), (g) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan, and (h) to construe and interpret the Plan, the rules and regulations and the agreements evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Any decision made or action taken in good faith by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations shall, to the extent permitted by law, be conclusive and binding upon all optionees under the Plan and upon any person claiming under or through such an optionee, and no director of the Company shall be liable for any such decision made or action taken by the Committee.

        In addition, the Committee shall have the authority, in its sole discretion, (a) to determine the individuals to whom shares of Restricted Stock are granted under the Plan; (b) to determine the number of Restricted Shares subject to each such grant; (c) to determine the time or times when Restricted Shares are granted; (d) to determine the time or times when, or conditions upon which, the restrictions on such Restricted Shares lapse (the duration of such restrictions hereinafter referred to as the "Restricted Period"); (e) to accelerate the Restricted Period for Restricted Shares granted pursuant to the Plan including with respect to Restricted Shares held by employees whose employment has been terminated by reason of death, permanent disability or retirements; (f) to determine the term of each grant of Restricted Shares; (g) to prescribe the form or forms of agreements which evidence Restricted Shares granted under the Plan; and (h) to interpret the Plan and to adopt rules or regulations (consistent with the terms of the Plan) which, in the Committee's opinion, may be necessary or advisable for the administration of the Plan.

        2. Eligibility. Options shall be granted only to key employees and directors (other than members of the Committee) of the Company and its subsidiaries.

        3. Granting of Options and Restricted Shares.

               (a) The Committee may grant options and Restricted Shares under which a total of not more than ________ (1989 Plan: 220,000 shares; 1991 Plan:
200,000 shares; 1993 Plan: 300,000; 1993 Performance Plan: 200,000 shares; and 1994 Plan: 400,000 shares) of the Common Stock of the Company may be purchased from or provided by the Company, subject to adjustment as provided in Paragraph 9 of this Plan. The maximum number of shares subject to all options, together with all Restricted Shares, granted to an individual in any calendar year shall in no event exceed 100,000, subject to adjustment as provided in Section 9.

               (b) No options or Restricted Shares shall be granted under the Plan after (1989 Plan: January 2, 1999; 1991 Plan: August 31, 2001; 1993 Plan:
January 31, 2003; 1993 Performance Plan: March 31, 2001; and 1994 Plan: April 14, 2004). If an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options or granted as Restricted Shares may be made available from unissued or reacquired shares of Common Stock.


                                       2.

               (c) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate his employment at any time.

        4. Option Price. The option price shall be determined by the Committee and, subject to the provisions of paragraph 9, shall be not less than the fair market value, at the time the option is granted, of the stock subject to the option.

        5. Duration of Options, Increments and Extensions and Rights and Restrictions Governing Restricted Shares.

               (a) Subject to the provisions of paragraph 7, each option shall be for such term of not more than ten years as shall be determined by the Committee at the date of the grant. Each option shall become exercisable in such installments, at such time or times, and may be subject to such conditions, including conditions based upon the performance of the Company, as the Committee may in its discretion determine at the date of grant.

               (b) The Committee may in its discretion (i) accelerate the exercisability of any option or (ii) at any time before the expiration or termination of an option previously granted, extend the terms of such option (including options held by officers) for such additional period as the Committee, in its discretion, shall determine, except that the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, shall never exceed ten years.

               (c) At the time of grant of Restricted Shares, subject to the receipt by the Company of any applicable consideration for such Restricted Shares, one or more certificates representing the appropriate number of shares of Common Stock granted to an individual shall be registered either in his name or for his benefit either individually or collectively with others, but shall be held by the Company for the account of the individual. The individual shall have all rights of a holder as to such shares of Common Stock, including the right to receive dividends, to exercise rights, and to vote such Common Stock and any securities issued upon exercise of rights, subject to the following restrictions: (a) the individual shall not be entitled to delivery of certificates representing such shares of Common Stock and any other such securities until the expiration of the Restricted Period, (b) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period, and (c) all of the Restricted Shares shall be forfeited and all rights of the individual to such Restricted Shares shall terminate without further obligation on the part of the Company unless the individual remains in the continuous employment of the Company for the entire Restricted Period in relation to which such Restricted Shares were granted, except as otherwise allowed by Section 7 hereof. Any shares of Common Stock or other securities or property received with respect to such shares shall be subject to the same restrictions as such Restricted Shares.


                                       3.

        6. Exercise of Options and Payments of Restricted Shares.

               (a) An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased in cash or by check, except that the Committee may permit the purchase price for the shares to be paid, all or in part, by the delivery to the Company of other shares of common stock of the Company in such circumstances and manner as it may specify. For this purpose, the per share value of the Company's common stock shall be the fair market value at the close of business on the date preceding the date of exercise.

               (b) At the time of exercise of any option, the Committee may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, legal representative, or alternate payee under a domestic relations order, as the case may be) as a condition upon the exercise, to deliver to the Company a written representation of present intention to purchase the shares for his own account for investment and an agreement not to distribute or sell such shares in violation of the registration provisions of applicable securities laws. If such representation and agreement are required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent.

               (c) Each option shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

               (d) If the Committee shall determine it necessary or desirable for any reason, an option shall provide that it is contemplated that the shares acquired through the exercise of the option will not be registered under applicable federal and state securities laws and that such shares cannot be resold unless they are registered under such laws or unless an exemption from registration is available, and the certificate for any such shares issued upon the exercise of the option shall bear a legend making appropriate reference to such provisions.

               (e) At the end of the Restricted Period, all restrictions contained in the Restricted Share Agreement and in the Plan shall lapse as to the Restricted Shares granted in relation to such Restricted Period, and one or more stock certificates for the appropriate number of shares of Common Stock, free of restrictions, shall be delivered to the individual or such shares of Common Stock shall be credited to a brokerage account if the individual so directs.

               (f) The Company may, in its sole discretion, offer an individual the right, by execution of a written agreement, to defer the receipt of all or any portion of the payment, if any, for Restricted Shares. If such an election to defer is made, the shares of Common Stock

                                       4.

receivable in payment for Restricted Shares shall be deferred as stock units equal in number to and exchangeable, at the end of the deferral period, for the number of shares of Common Stock that would have been paid to the individual. Such stock units shall represent only a contractual right and shall not give the individual any interest, right or title to any shares of Common Stock the deferral period. The cash receivable in payment for fractional shares receivable shall be deferred as cash units. Deferred stock units may be credited annually with the appreciation factor contained in the deferred compensation agreement or plan, which may include dividend equivalents. All other terms and conditions of deferred payments shall be as contained in the written agreements.

        7. Termination of Employment; Exercise Thereafter.

               (a) If the employment or tenure as a director of any optionee with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability, retirement or cause, such optionee's option, to the extent the option is exercisable at the date of termination, shall expire thirty days after the termination of employment or directorship (or upon the scheduled termination of the option, if earlier), and all rights to purchase shares pursuant thereto shall terminate at such time. Temporary absence from employment because of illness, vacation, approved leave of absence, or transfer of employment among the Company and its parent or subsidiary corporations, shall not be considered to terminate employment or to interrupt continuous employment.

               (b) In the event of termination of employment or directorship because of death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the option may be exercised in full, unless otherwise provided at the time of grant, without regard to any installments established under paragraph 5 hereof, by the optionee or, if he is not living, by his heirs, legatees, legal representative, or alternate payee pursuant to a domestic relations order, as the case may be, during its specified term prior to one year after the date of death or permanent disability. In the event of termination of employment or directorship because of retirement, the option may be exercised by the optionee (or, if he dies within three months after such termination, by his heirs, legatees, legal representative, or alternate payee under a domestic relations order, as the case may be), at any time during its specified term prior to three months after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

               (c) If an optionee is discharged for cause, his option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, "discharge for cause" means a discharge on account of dishonesty, disloyalty or insubordination.

               (d) Notwithstanding the foregoing provisions of this paragraph 7, the Committee may in the grant of any option make other and different provisions with respect to its exercise after the optionee's termination of employment or directorship.


                                       5.

               (e) If an individual ceases to be an employee of the Company by reason of death, disability or retirement (as such terms are described in subsection (b) above) prior to the end of a Restricted Period, all Restricted Shares granted to such individual are immediately payable in the manner set forth in Section 6(e). Upon a termination of employment for a reason other than death, disability or retirement (as such terms are described in subsection (b) above) prior to the end of a Restricted Period, an individual shall immediately forfeit all Restricted Shares previously granted, unless the Committee, in its sole discretion, finds that the circumstances in the particular case so warrant and allows a Participant whose employment has so terminated to retain any or all of the Restricted Shares granted to such individual.

        8. Non-Transferability of Options. No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order and each option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's legal representative.

        9. Adjustment.

               (a) In the event that the Company's outstanding Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to options under this Plan shall be proportionately adjusted.

               (b) In case of any capital reorganization, or of any reclassification of the Common Stock or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Company, or the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, shall determine that upon exercise of options granted under the Plan after such capital reorganization, reclassification, consolidation, merger or sale there shall be issuable upon exercise of an option a kind and amount of shares of stock or other securities or property (which may, as an example, be a fixed amount of cash equal to the consideration paid to stockholders of the Company for shares transferred or sold by them) which the holders of the Common Stock (immediately prior to the time of such capital reorganization, reclassification, consolidation, merger or sale) are entitled to receive in such transaction as in the judgment of the Committee is required to compensate equitably for the effect of such event upon the exercise rights of the optionees. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

               (c) In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

        10. Amendment of Plan. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall (a) change or impair any

                                       6.

option previously granted without the consent of the optionee, (b) increase the maximum number of shares which may be purchased by all optionees, (c) change the minimum purchase price, (d) change the limitations on the option period or increase the time limitations on the grant of options, or (e) permit the granting of options to members of the Committee.

        11. Effective Date. The Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of the holders of a majority of the outstanding voting stock of the Company represented in person or by proxy at a duly held stockholders' meeting, it shall be deemed to have become effective on the date of such approval (1989 Plan: March 22, 1989; 1991 Plan: September 9, 1991; 1993 Plan: February 27, 1993; 1993 Performance Plan: April 22, 1993; 1994
Plan: April 15, 1994). Options may be granted under the Plan before its approval by the stockholders, but subject to such approval, and in each such case the date of grant shall be determined to be the date of the approval of the Plan by stockholders.

                                       7.